                                                                    Exhibit 99.1

[NATIONAL WATERWORKS LOGO]          NEWS RELEASE

--------------------------------------------------------------------------------


NATIONAL WATERWORKS, INC. REPORTS FOURTH QUARTER AND
CALENDAR YEAR 2003 RESULTS


Waco, Texas--(BUSINESS WIRE)--March 2, 2004--National Waterworks, Inc.; NATLWW, a leading distributor of water and wastewater transmission products in the United States, today announced results for the quarter and year ended December 31, 2003.

For comparative purposes, the 2002 National Waterworks, Inc. and U.S. Filter Distribution Group, Inc. (USFDG) results have been combined. The combined 2002 results discussed below are not necessarily indicative of what the full year 2002 would have been had the change in ownership resulting from the National Waterworks, Inc acquisition of USFDG not occurred. See further discussion in
Note 1 to the financial statements included herein.

Net sales for the three months ended December 31, 2003 increased $36.8 million, or 12.9%, to $321.1 million from $284.3 million for the three months ended December 31, 2002. The increase in net sales was primarily attributable to increases in all product areas brought by continued favorable economic conditions.

Net income for the three months ended December 31, 2003 was $8.2 million compared to a net loss of $0.5 million for the three months ended December 31, 2002. The increase primarily reflects the effects of increased volume in 2003 offset by a $4.6 million increase in interest expense resulting from the debt incurred to finance our November 2002 acquisition of the business of USFDG. Additionally, the fourth quarter 2002 results included a $9.0 million inventory revaluation charge and a non-recurring $6.2 million completion bonus expense related to the acquisition of USFDG.

Our EBITDA (earnings before net interest, taxes, depreciation and amortization) for the three months ended December 31, 2003 was $26.5 million, compared to $7.0 million for the three months ended December 31, 2002. EBITDA for the three months ended December 31, 2002 included a $9.0 inventory revaluation charge and a non-recurring $6.2 million completion bonus expense related to the acquisition of USFDG. A reconciliation of EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release.

President and Chief Executive Officer, Harry K. Hornish, Jr. remarked, "We could not be more pleased with our 2003 results. During our first full year as National Waterworks, we have demonstrated our ability to operate successfully as a stand-alone company in a highly competitive environment. A strong economic market combined with the ongoing need for infrastructure improvement allowed us to exceed our expectations for 2003."

Net sales for the year ended December 31, 2003 increased $125.4 million, or 10.9%, to $1,278.4 million from $1,153.0 million for the year ended December 31, 2002. The increase reflects the combined effects of a $6.0 million increase in net sales from the March 29, 2002 acquisition of Utility Piping Systems, Inc. and a $119.4 million increase in net sales of our historical operations. A portion of the increase was attributable to an increase in net sales of PVC pipe of $29.3 million primarily resulting from the pass through of an approximate 13% increase in our purchase price of PVC pipe products. The remaining increase in net sales of our historical operations was attributable to increases recorded in all product areas brought by continued favorable economic conditions.

Net income for the year ended December 31, 2003 was $33.6 million compared to a net loss of $418.7 million for the year ended December 31, 2002. Excluding the effect of a change in accounting principle, income before cumulative effect of a change in accounting principle was $40.3 million for the year ended

December 31, 2002. The decline is primarily due to a $34.5 million increase in interest expense resulting from debt incurred to finance our November 2002 acquisition of the business of USFDG as well as a $4.0 million inventory revaluation charge recorded in 2003. These items were offset by the effects of increased volume in 2003. Additionally, 2002 results included a $9.0 million inventory revaluation charge and a $6.2 million completion bonus expense related to the acquisition of USFDG.

Our EBITDA for the year ended December 31, 2003 was $100.8 million compared to $76.1 million for the year ended December 31, 2002 and our Adjusted EBITDA was $104.8 million for the year ended December 31, 2003 compared to $91.3 million for the year ended December 31, 2002. Adjusted EBITDA for the years ended December 31, 2003 and 2002 does not give effect to the $4.0 million and $9.0 million increase in cost of goods sold, respectively, resulting from the purchase accounting inventory revaluation. Adjusted EBITDA for the year ended December 31, 2002 also does not give effect to the $6.2 million completion bonus expense related to the acquisition of USFDG. A reconciliation of EBITDA and Adjusted EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release.

Cash and cash equivalents were $18.7 million at December 31, 2003 compared to $39.9 million at December 31, 2002. The decrease is primarily due to the $39.3 million dividend paid in December 2003. Total debt at December 31, 2003 was $440.0 million compared to $450.0 million at December 31, 2002. The revolving credit facility was undrawn at December 31, 2003 and 2002.

Mechelle Slaughter, CFO, commented, "Although a strong finish in the fourth quarter created higher than expected working capital requirements, our continued strong cash position provided us the ability to pay the dividend in December without restricting cash for operations".

Mr. Hornish added: "We also used available cash to complete our first National Waterworks acquisition. On February 9, 2004, we purchased the assets of Midstate Utility Supply, Inc., a single location operation in Oklahoma City, OK. While its net sales are less than 1% of our 2003 net sales, we are excited about the additional geographic coverage as well as our opportunity for growth in that market".

National Waterworks will host a conference call to discuss fourth quarter and calendar year earnings at 3:00 p.m. ET on Tuesday, March 2, 2004. To access the call, you can dial 1-888-244-0461 and reference conference name: National Waterworks, Inc. and leader name: Mechelle Slaughter. A replay of the call will be available until March 12, 2004 by dialing 1-800-642-1687 and referencing ID# 5856890.

About National Waterworks, Inc.
------------------------------
National Waterworks, Inc. distributes a full line of products including pipe, fittings, valves, meters, service and repair products, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Our products are integral to building, repairing and maintaining water and wastewater (sewer) systems and serve as part of the basic municipal infrastructure. Through our network of over 130 branches in 36 states, we sell directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are national, regional and local general economic and business conditions; trends in the water and wastewater transmission products industry and trends in the construction industry; changes in municipal funding and spending levels; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; failure to successfully implement, or changes in, our business strategy and the risk that our business strategy may not be successful in improving our operating results; competition and the development of alternatives to water and wastewater transmission products distributors in the supply chain; the loss of one or more of the Company's major suppliers or a reduction in supplier participation in our preferred vendor program; changes in the cost of polyvinyl chloride ("PVC") pipe or reductions in PVC pipe and other product availability; the risk that our quarterly operating results are subject to substantial fluctuations; the availability of qualified branch managers and sales personnel and the loss of members of our senior management team; disruptions in our IT systems which manage numerous aspects of our business and customer and supplier relationships; and changes in, or the failure or inability to comply with environmental and safety regulations and increased costs of such regulations; as well as the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission, including those set forth in the Company's Registration Statement on S-4.

                                 Balance Sheets
                                   (unaudited)
               (in thousands, except share and per share amounts)


                                                                           Successor
                                                                   National Waterworks, Inc.
                                                                            -Note 1


                                                           December 31,                  December 31,
                                                               2003                          2002
                                                    ---------------------------    --------------------------
Assets
Current assets:
        Cash and cash equivalents                            $ 18,702                       $ 39,888
        Trade accounts receivable, net                        188,476                        174,012
        Inventories                                            90,739                         91,619

        Deferred income taxes                                     -                            4,713

        Other current assets                                    2,689                          2,402
                                                    ---------------------------    --------------------------
              Total current assets                            300,606                        312,634
Property and equipment, net                                    20,523                         21,805
Goodwill                                                      456,080                        465,662
Deferred financing fees, net                                   24,141                         12,667

Other assets                                                    1,607                             49
                                                    ---------------------------    --------------------------
                                                            $ 802,957                      $ 812,817
                                                    ===========================    ==========================
Liabilities and Stockholder's Equity
Current liabilities:
        Trade accounts payable                              $ 115,038                      $ 126,662
        Current installments of long-term debt                 15,000                         10,000
        Accrued compensation and benefits                      27,036                         22,036

        Other accrued expenses                                  9,677                          8,989
                                                    ---------------------------    --------------------------
              Total current liabilities                       166,751                        167,687
Long-term debt, excluding current installments                425,000                        440,000

Deferred income taxes                                          10,059                          1,025

Other long term liabilities                                     1,674                             -
                                                    ---------------------------    --------------------------
              Total liabilities                               603,484                        608,712
Commitments and Contingencies
Stockholder's Equity:
Common stock, par value $.01 per share; 100

        shares authorized, issued, and outstanding                 -                              -
Additional paid-in capital                                    199,473                        209,999

Retained earnings (accumulated deficit)                            -                          (5,894)
                                                    ---------------------------    --------------------------
              Total stockholder's equity                      199,473                        204,105
                                                    ---------------------------    --------------------------
                                                             $802,957                       $812,817
                                                    ===========================    ==========================




                                          Statements of Operations
                                                 (unaudited)
                                               (in thousands)

                                             Successor         Predecessor       Successor         Predecessor
                                       -----------------------------------------------------------------------
                                                                 USFDG                               USFDG
                                              National            and             National            and
                                          Waterworks, Inc.     Subsidiary     Waterworks, Inc.     Subsidiary
                                              -Note 1           -Note 1           -Note 1           -Note 1
                                       -----------------------------------------------------------------------


                                                    Period of   Period of               Period of   Period of
                                        Three       November    September               November    January 1,
                                        Months      22, 2002    28, 2002                22, 2002      2002
                                        Ended       through     through     Year Ended   through     through
                                       December    December     November    December    December    November
                                       31, 2003     31, 2002    21, 2002     31, 2003   31, 2002    21, 2002
                                       -----------------------------------------------------------------------


Net sales                              $ 321,076    $  94,250   $  190,092    $1,278,351   $ 94,250  $1,058,768

Cost of goods sold                       251,489       82,005      148,249     1,010,361     82,005     831,764
                                       ------------------------------------------------------------------------
        Gross profit                      69,587       12,245       41,843       267,990     12,245     227,004

Operating expenses:
     Selling, general and
     administrative                       43,132       14,737       26,036       167,152     14,737     139,825
     Loss - accounts receivable
     securitization                            -            -           66             -          -       2,480
                                       ------------------------------------------------------------------------
        Income before depreciation
        and amortization                  26,455       (2,492)      15,741       100,838     (2,492)     84,699

Depreciation and amortization                590          252          696         2,564        252       3,131
                                       ------------------------------------------------------------------------
        Operating income                  25,865       (2,744)      15,045        98,274     (2,744)     81,568

Other income (expense):

     Completion Bonus                          -            -       (6,200)            -          -      (6,200)
     Interest expense, net               (11,425)      (6,826)          (5)      (41,333)    (6,826)        (36)
     Other                                    59          (12)          (2)          (11)       (12)         59
                                       -------------------------------------------------------------------------
        Income before income taxes
                                          14,499       (9,582)       8,838        56,930     (9,582)     75,391

Income tax expense                         6,317       (3,688)       3,460        23,289     (3,688)     29,238
                                       -------------------------------------------------------------------------
     Income before cumulative
     effect of change in
     accounting principle                  8,182       (5,894)       5,378        33,641     (5,894)     46,153

Cumulative effect of a change in
accounting principle                           -            -            -             -          -    (459,000)
                                       --------------------------------------------------------------------------
     Net income (loss)                  $  8,182    $  (5,894)    $  5,378     $  33,641    $(5,894)  $(412,847)
                                       ==========================================================================




                                           Statements of Cash Flows
                                                 (unaudited)
                                                (in thousands)
                                                                      Successor                    Predecessor
                                                          ----------------------------------    -----------------
                                                                      National                       USFDG
                                                                  Waterworks, Inc.               and Subsidiary
                                                                       -Note 1                      -Note 1
                                                          ----------------------------------    -----------------
                                                                              Period of
                                                                             November 22,       Period of January
                                                           Year Ended        2002 through        1, 2002 through
                                                          December 31,       December 31,        November 21,
                                                              2003               2002                2002
                                                          --------------    ----------------    -----------------
Cash flows from operating activities:

     Net income (loss)                                     $    33,641       $    (5,894)         $   (412,847)
     Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:

           Deferred income taxes                                18,093            (3,688)                2,150

           Financing fees                                          -               2,500                   -

           Amortization of deferred financing fees               2,928               133                   -

           Depreciation and amortization                         2,564               252                 3,131

           Loss on goodwill impairment                             -                  -                 59,000

           Gain on disposal of equipment                           (55)               -                    (72)

           Provision (reduction) for doubtful accounts             953              (119)                1,004

     Changes in operating assets and liabilities

           Trade accounts receivable                           (15,417)           39,470               (22,557)

           Inventory                                               880             6,651                (4,769)

           Other current assets                                   (287)           (1,401)                  673

           Other assets                                         (1,566)              -                   4,306

           Trade accounts payable and accrued expenses          (6,396)            1,140                26,221

           Other long term liabilities                           1,674               -                     -
                                                           -----------       -----------          ------------

               Net cash provided by operating activities        37,012            39,044                56,240
                                                           -----------       -----------          ------------
Cash flows from investing activities:

     Capital expenditures                                       (2,022)             (102)               (1,442)

     Acquisitions                                               (3,224)         (643,753)              (19,595)

     Proceeds from sales of property and equipment                 803               -                     874
                                                          --------------     -----------          ------------

               Net cash used in investing activities            (4,443)         (643,855)              (20,163)
                                                          --------------     -----------          ------------
Cash flows from financing activities:

     Proceeds from long-term debt                                  -             450,000                   -

     Financing fees                                             (5,482)          (15,300)                  -

     Equity investment by Parent                                 1,000           209,999                   -

     Principal payments on long-term debt                      (10,000)              -                    (222)

     Dividend distribution                                     (39,273)              -                     -

     Investment by U.S. Filter                                     -                 -                  20,093

     Funds transferred to U.S. Filter                              -                 -              (1,103,045)

     Expenditures funded by U.S. Filter                            -                 -                 994,010

     Allocation of expenses from U.S. Filter                       -                 -                  45,103

               Net cash provided by (used in)
                 financing activities                          (53,755)          644,699               (44,061)
                                                           -----------       -----------          ------------
              Net increase (decrease) in cash and
                cash equivalents                               (21,186)           39,888                (7,984)

Cash and cash equivalents at beginning of period                39,888               -                  13,288
                                                           -----------       -----------          ------------

Cash and cash equivalents at end of period                 $    18,702       $    39,888          $      5,304
                                                           ===========       ===========          ============

Cash paid for interest                                     $    40,176       $       997          $         37
                                                           ===========       ===========          ============

Cash paid for income taxes                                 $     3,136       $       -            $     27,088
                                                           ===========       ===========          ============



Note 1.  Basis of Presentation

National Waterworks, Inc. ("NWW", "Company", or "Successor"), a wholly owned subsidiary of National Waterworks Holdings, Inc. ("Parent"), was incorporated in September 2002 for the purpose of acquiring substantially all of the assets and assuming certain obligations of U.S. Filter Distribution Group, Inc. ("USFDG", "Predecessor" or the "Group"), a wholly owned subsidiary of United States Filter Corporation ("U.S. Filter"), which is an indirect-wholly owned subsidiary of Veolia Environnement ("Veolia", formerly Vivendi Environnement S.A.). The acquisition was consummated on November 22, 2002.

As a result of the NWW acquisition, the balance sheets as of December 31, 2003 and 2002, and the unaudited statements of operations and cash flows for three months and the year ended December 31, 2003 and for the period from November 22, 2002 through December 31, 2002 represent NWW's financial position and the results of its operations and cash flows as of those dates and for those periods. The unaudited statements of operations and cash flows for the period of September 28, 2002 through November 21, 2002 and the period of January 1, 2002 through November 21, 2002 represent USFDG's consolidated results of their operations and cash flows for those periods.

The financial statements of USFDG include the financial statements of USFDG and its wholly owned subsidiary, United States Filter Receivables Corporation ("USFRC"). All significant intercompany balances and transactions have been eliminated in consolidation. NWW has no subsidiaries.



           Reconciliation of EBITDA and Adjusted EBITDA to Net Income
                                  (unaudited)
                                 (in thousands)

                                           Successor             Predecessor               Successor             Predecessor
                                    ----------------------------------------------------------------------------------------
                                                                     USFDG                                          USFDG
                                            National                  and                  National                  and
                                       Waterworks, Inc.            Subsidiary          Waterworks, Inc.          Subsidiary
                                             Note 1                  Note 1                 Note 1                 Note 1
                                    ----------------------------------------------------------------------------------------
                                                    Period of        Period of
                                                     November        September                    Period of       Period of
                                    Three Months     22, 2002         28, 2002                   November 22,     January 1,
                                       Ended          through         through      Year Ended    2002 through    2002 through
                                     December 31,   December 31,    November 21,   December 31,   December 31,   November 21,
                                        2003           2002            2002           2003           2002             2002
                                    ----------------------------------------------------------------------------------------
Net Income (loss)                     $  8,182       $ (5,894)        $  5,378      $  33,641      $ (5,894)      $ (412,847)
Add:
   Cumulative effect of change
     in accounting principle                --             --               --             --            --          459,000
   Interest expense, net                11,425          6,826                5         41,333         6,826               36
   Income tax expense (benefit)          6,317         (3,688)           3,460         23,289        (3,688)          29,238
   Depreciation and amortization           590            252              696          2,564           252            3,131
                                    ----------------------------------------------------------------------------------------
EBITDA (1)                              26,514         (2,504)           9,539        100,827        (2,504)          78,558
  Effect of SFAS 141-inventory
    revaluation adjustment
    to cost of goods sold                   --          9,000               --          4,000         9,000               --
  Completion bonus                          --             --            6,200             --            --            6,200
                                    ----------------------------------------------------------------------------------------
Adjusted EBITDA                        $ 26,514      $  6,496         $ 15,739      $ 104,827      $  6,496       $   84,758
                                    ========================================================================================

EBITDA represents income before cumulative effect of a change in accounting principle; interest expense, net; income taxes; depreciation and amortization. Adjusted EBITDA is defined as EBITDA without giving effect to the increase in cost of goods sold resulting from the purchase accounting inventory revaluation adjustment referred to above, a non-cash expense, as well as the non-recurring $6.2 million completion bonus expense related to the acquisition of USFDG. EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of the performance of companies in our industry. In addition, EBITDA and Adjusted EBITDA are presented because we believe they enhance an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. Our management also focuses on these measures, and discusses them with our Board of Directors, to assess our liquidity and debt payment ability and because they are used in meeting various covenants under our senior credit facility and the indenture governing our senior subordinated notes. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles, known as GAAP, and should not be construed as an indicator of a company's performance or liquidity or in isolation from or as a substitute for net income, cash flow from operations or any other cash flow data prepared in accordance with generally accepted accounting principles.

1 2003 includes an approximate $2.4 million benefit from the adoption of EITF Issue 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor for the year ended December 31, 2003. This adoption had a $0.9 million impact to the three month period ended December 31, 2003. In addition, the year ended December 31, 2003 includes $0.5 million EBITDA generated in the first quarter 2003 by locations acquired in the March 29, 2002 acquisition of Utility Piping Systems, Inc. 2002 includes $0.1 million and $2.5 million loss on accounts receivable securitization for the three months and year ended December 31, 2002, respectively.


Source:   National Waterworks, Inc.

Contact:  National Waterworks, Inc.
          Thomasville, GA
          Judy Barrow, 229-227-8611
          judy.barrow@natlww.com